Exhibit 99.2

WASTE CONNECTIONS ANNOUNCES NORMAL COURSE ISSUER BID

FOR SHARE REPURCHASES

Toronto, Ontario, August 3, 2016 – Waste Connections, Inc. (TSX/NYSE: WCN) (the “Company”) today announced it has received approval from the Toronto Stock Exchange (the “TSX”) to commence a normal course issuer bid (the “NCIB”). Pursuant to the NCIB, Waste Connections proposes to purchase through the facilities of the TSX, the New York Stock Exchange (the “NYSE”) and/or alternative Canadian trading systems, from time to time over the next 12 months, if considered advisable, up to 8,770,732 common shares, being 5% of its 175,414,653 issued and outstanding shares as of August 2, 2016.

In accordance with TSX rules, any daily repurchases would be limited to a maximum of 60,150 common shares, which represents 25% of the average daily trading volume on the TSX of 240,601 common shares for the period from June 1, 2016 to July 31, 2016, being the calendar month periods that the Company's shares have traded on the TSX since the business combination transaction involving Waste Connections US, Inc. (formerly known as Waste Connections, Inc.) was completed on June 1, 2016. The TSX rules also allow the Company to purchase, once a week, a block of common shares not owned by any insiders, which may exceed such daily limit. The maximum number of shares which can be purchased per day on the NYSE will be 25% of the average daily trading volume for the four calendar weeks preceding the date of purchase, subject to certain exceptions for block purchases.

Waste Connections is authorized to make purchases during the period of August 8, 2016 to August 7, 2017 or until such earlier time as the NCIB is completed or terminated at the option of the Company. Any common shares Waste Connections purchases under the NCIB will be purchased on the open market through the facilities of the TSX, the NYSE and/or alternative Canadian trading systems at the prevailing market price at the time of such transaction.

Management’s decisions regarding any share repurchases will be based on market conditions, share price and other factors, including potential acquisition growth opportunities. The NCIB has been put in place because Waste Connections believes that the repurchase of common shares is consistent with its objective to return capital to shareholders over time. All common shares purchased through the NCIB will be returned to treasury for cancellation.

About Waste Connections

Waste Connections is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the U.S. and Canada. Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than six million residential, commercial, industrial, and exploration and production customers in 40 states and the District of Columbia, and six provinces. Waste Connections also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial information, including this release, are available on the Waste Connections website or through contacting us directly at (832) 442-2200.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements (which include "forward-looking information" as that term is defined in applicable securities laws in Canada) within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” “intends” or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about potential operating trends and acquisition activity, future financial performance and repurchases of common shares of the Company. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, without limitation, the following: the possibility that any of the anticipated benefits of the combination of the Company and Waste Connections US, Inc. (f/k/a Waste Connections, Inc.) will not be realized; the ability of the combined company to successfully achieve business objectives, including integrating the two companies or the effects of unexpected costs, liabilities or delays; the potential benefits and synergies of the transaction; and expectations for other economic, business and/or competitive factors. In addition, you should carefully consider the risks and uncertainties and other factors that may affect future results of the combined company that are disclosed in filings that have been made by the Company (including, under its former name, Progressive Waste Solutions Ltd.) and by Waste Connections US, Inc. (including under its former name, Waste Connections, Inc.) with the Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless otherwise required by applicable securities laws.

CONTACTS:

Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

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